Exhibit 99.1
For more information contact:
Jennifer Moreno Reddick
Executive Director, Investor Relations
312.573.5634
jennifer.morenoreddick@navigantconsulting.com
NAVIGANT REPORTS PRELIMINARY UNAUDITED FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS AND PROVIDES 2011 BUSINESS AND FINANCIAL OUTLOOK
•	Estimated fourth quarter 2010 revenue before reimbursements (RBR) of $162 million represented sequential and year over year growth of 6%. Estimated full year 2010 RBR totaled $623 million, down 2% from 2009.

•	Estimated Adjusted EPS was $0.15 for fourth quarter 2010, down from $0.18 in fourth quarter 2009 and $0.16 in third quarter 2010. Estimated GAAP EPS was $0.01 for fourth quarter 2010, down from $0.10 in fourth quarter 2009 and $0.18 in third quarter 2010. Estimated $7.3 million pretax non cash impairment charge ($0.10 per share) recorded to reflect lower valuation of certain international segment intangible assets.

•	2011 outlook anticipates top line growth (5% - 10%) with a rebound in Adjusted EBITDA and Adjusted EPS (range of $0.70 - $0.77).
CHICAGO, February 2, 2011 — Navigant (NYSE:NCI) today announced preliminary unaudited financial results for the fourth quarter and year ended December 31, 2010 along with the Company’s business and financial outlook for 2011. Final audited results for the fourth quarter and full year 2010 will be released later this month and could vary from preliminary estimates after the completion of standard Company closing processes and procedures.
Fourth Quarter and Full Year 2010
“While we are disappointed in 2010’s financial results, we do believe that the strategic actions implemented and capital invested over the past 18 months have materially strengthened the Company and will contribute to delivering improved results in the months and years ahead,” commented William Goodyear, Chairman and Chief Executive Officer. “In the fourth quarter we realized the sequential and year over year revenue and headcount growth we had been working toward. Our key energy, healthcare and economics practices delivered strong growth over the course of the year. We are encouraged by continued signs of stabilization in the marketplace and expect that these trends will be favorably reflected in our 2011 financial results.”

Preliminary Unaudited Total Company Fourth Quarter and Full Year 2010 Financial Results (1)
	Q4 2010	Q4 2009	Change	2010	2009	Change
Revenues Before Reimbursements ($000)	$161,752	$153,051	5.7%	$623,461	$636,748	-2.1%
Total Revenues ($000)	$182,940	$173,958	5.2%	$703,660	$707,239	-0.5%
Adjusted EBITDA excluding other operating costs (benefit) and severance expense ($000)	$21,201	$25,448	-16.7%	$89,072	$101,352	-12.1%
EBITDA ($000)	$18,608	$19,013	-2.1%	$84,153	$83,630	0.6%
Net Income ($000)	$559	$4,789	-88.3%	$24,057	$21,947	9.6%
Earnings Per Share	$0.01	$0.10	-90.0%	$0.48	$0.44	9.1%
Adjusted Earnings Per Share excluding the net income impact of other operating costs (benefit), severance expense and non recurring foreign tax elections	$0.15	$0.18	-16.7%	$0.61	$0.68	-10.3%
Average Billable FTEs	1,755	1,685	4.2%	1,687	1,797	-6.1%
End of Period Billable FTEs	1,779	1,666	6.8%	1,779	1,666	6.8%
Consultant Utilization (1,850 base)	74%	76%	-2.6%	74%	75%	-1.3%
Average Bill Rate (excluding success fees)	$267	$260	2.7%	$266	$254	4.7%
DSO	81	78	3.8%	81	78	3.8%

(1)	See the attached financial schedules for a reconciliation of EBITDA, Adjusted EBITDA and Adjusted Earnings per Share to the most directly comparable GAAP financial measure. Such financial measures have been adjusted for the impact from other operating costs (benefit), severance expense and nonrecurring foreign tax elections as applicable.
Fourth Quarter 2010
Navigant’s estimated fourth quarter 2010 RBR totaled $162 million, representing both sequential and year over year growth compared to RBR of $153 million for both fourth quarter 2009 and third quarter 2010. Estimated fourth quarter 2010 Adjusted EPS was $0.15, down from $0.18 in fourth quarter 2009 and $0.16 in third quarter 2010 due to increased cost of services resulting from the full impact of new hire and acquisition investments made throughout 2010. Estimated fourth quarter 2010 GAAP EPS of $0.01 was significantly impacted by an intangible assets impairment charge and was down from fourth quarter 2009 GAAP EPS of $0.10.
The Company’s fourth quarter 2010 utilization was 74%, an increase of 1% over third quarter 2010 despite the usual fourth quarter seasonal impacts. Due to ongoing senior level recruiting efforts made throughout the calendar year combined with the October 1, 2010 acquisition of EthosPartners, fourth quarter 2010 average billable full time equivalents (FTEs) rose to 1,755, an increase from 1,655 in third quarter 2010 and up from 1,685 in fourth quarter 2009. Fourth quarter 2010 average bill rate (excluding the impact of success fees) was $267, consistent with third quarter 2010 and up from $260 in fourth quarter 2009. Solid cash flow continued in fourth quarter 2010 and Navigant ended the year with approximately $203 million in debt, generally consistent with third quarter 2010 levels.

Full Year 2010
Navigant’s estimated full year 2010 RBR totaled $623 million, down slightly from $637 million in 2009. The healthcare, energy and economics practices achieved combined growth of approximately 20% in 2010 while disputes, the fourth core practice area of the Company, stabilized during the second half of the year, bolstered by the addition of new senior practitioners, the acquisition of Daylight Forensic & Advisory on May 14, 2010, and solid demand activity. The Company’s full year results also reflected the wind down of several non strategic practice areas and practitioner departures over the prior eighteen month period.
Estimated 2010 Adjusted EPS was $0.61, compared to $0.68 in 2009, while estimated 2010 GAAP EPS was $0.48, up from $0.44 in 2009. Despite the ongoing integration of acquisitions and new practitioners throughout the year, Navigant’s 2010 utilization was 74% compared to 75% in 2009. Average bill rate (excluding the impact of success fees) for 2010 was $266, up significantly from $254 in 2009, reflecting the mix of engagements as well as select pricing opportunities. Average 2010 billable headcount was approximately 1,687 FTEs, a decrease of 110 FTEs from the 2009 average, resulting from the wind down of non strategic practice areas, attrition and general staffing alignment decisions made throughout the year.
Business Segment Highlights

Preliminary Unaudited Business Segment Fourth Quarter and Full Year Financial Results (2)
	Q4 2010	Q4 2009	Change	2010	2009	Change
Business Segment Revenues ($000)
Dispute and Investigative Services	$70,627	$72,160	-2.1%	$273,667	$302,424	-9.5%
Business Consulting Services	78,185	67,419	16.0%	285,085	269,778	5.7%
International Consulting	16,046	21,780	-26.3%	71,364	79,612	-10.4%
Economic Consulting	18,082	12,599	43.5%	73,544	55,425	32.7%

Total Company	$182,940	$173,958	5.2%	$703,660	$707,239	-0.5%

Business Segment Revenues Before Reimbursements ($000)
Dispute and Investigative Services	$63,540	$65,359	-2.8%	$251,612	$276,646	-9.0%
Business Consulting Services	68,749	58,717	17.1%	247,984	242,255	2.4%
International Consulting	12,760	17,512	-27.1%	56,620	66,361	-14.7%
Economic Consulting	16,703	11,463	45.7%	67,245	51,486	30.6%

Total Company	$161,752	$153,051	5.7%	$623,461	$636,748	-2.1%

Segment Operating Profit ($000)
Dispute and Investigative Services	$23,733	$25,966	-8.6%	$97,464	$112,594	-13.4%
Business Consulting Services	22,722	18,881	20.3%	84,704	84,428	0.3%
International Consulting	1,632	2,661	-38.7%	10,715	16,036	-33.2%
Economic Consulting	4,878	3,402	43.4%	23,032	18,173	26.7%

Total Company	$52,965	$50,910	4.0%	$215,915	$231,231	-6.6%

(2)	In first quarter 2010 the Company repositioned certain service offerings within its four reporting segments. Prior year comparative segment data has been restated to be consistent with the current presentation. A metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.

Navigant’s Dispute and Investigative Services segment reported estimated RBR of $64 million for fourth quarter 2010, down slightly from both third quarter 2010 and fourth quarter 2009. Segment results reflected softness in the construction disputes market and actions were taken in fourth quarter 2010 to align staffing with current demand levels. Overall market conditions in the disputes arena continued to stabilize in the fourth quarter, supported by ongoing demand in credit crisis litigation, anti-corruption compliance and investigations, white collar matters and other commercial litigation and arbitrations.
Navigant’s Business Consulting Services segment generated estimated RBR of $69 million for fourth quarter 2010, an increase of 18% over third quarter 2010 and an increase of 17% from fourth quarter 2009. The segment’s healthcare and energy practices represented 73% of fourth quarter 2010 Business Consulting Services segment revenues, compared to 62% in fourth quarter 2009. Fourth quarter 2010 healthcare results were positively impacted by Navigant’s October 1, 2010 acquisition of EthosPartners.
Navigant’s International Consulting segment reported estimated RBR of $13 million for fourth quarter 2010, down 4% from third quarter 2010 and down 27% from fourth quarter 2009. The segment was challenged in 2010 by severe reductions in government spending in the United Kingdom, as well as general weakness in the demand for advisory services in the European marketplace. As a result, average billable FTEs for the segment decreased 18% from fourth quarter 2009 to fourth quarter 2010 and additional cost saving measures are being implemented. The Company recorded an estimated $7.3 million pretax non cash impairment charge ($0.10 per share) related to lower valuation of certain intangible assets in its International Consulting segment.
Navigant’s Economic Consulting segment generated estimated RBR of $17 million for fourth quarter 2010, consistent with third quarter 2010 and up 46% from fourth quarter 2009. Continued demand for economic consulting, along with contributions from senior economists hired in 2010, is expected to positively impact the segment in 2011.
2011 Outlook
Goodyear commented, “Our 2011 revenues are estimated to be in the range of $715 to $760 million and RBR is expected to be between $650 and $690 million. 2011 Adjusted EBITDA is estimated to be between $95 and $105 million, while Adjusted EPS (excluding the net income impact from other operating costs and severance expense) is expected to range between $0.70 and $0.77 per share. These ranges reflect continued execution of our long term strategy focusing on the key areas of disputes, economics, healthcare and energy, combined with an expectation of stable market conditions in 2011 and the favorable impact of our 2010 investments.”
Conference Call Details
Goodyear will host a conference call to discuss the Company’s preliminary unaudited fourth quarter and full year 2010 financial results and 2011 business and financial outlook at 10:00 a.m. Eastern Time on Wednesday, February 2, 2011. The conference call may be accessed via the Navigant website (www.navigantconsulting.com/investor_relations) or by dialing 888.847.7597 (630.395.0268 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for approximately 90 days.

About Navigant
Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigantconsulting.com.
Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success and timing of the Company’s implementation of its strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigantconsulting.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.
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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarters ended December 31,		For the years ended December 31,
	2010	2009	2010	2009

Revenues:
Revenues before reimbursements	$161,752	$153,051	$623,461	$636,748
Reimbursements	21,188	20,907	80,199	70,491

Total revenues	182,940	173,958	703,660	707,239
Cost of Services:
Cost of services before reimbursable expenses	111,797	103,766	418,523	416,545
Reimbursable expenses	21,188	20,907	80,199	70,491

Total costs of services	132,985	124,673	498,722	487,036
General and administrative expenses	31,347	28,142	121,685	129,048
Depreciation expense	3,575	4,288	14,457	17,600
Amortization expense	3,442	2,947	12,368	13,014
Other operating costs (benefit):
Office consolidation	—	2,305	(900)	8,810
Intangible assets impairment	7,307	—	7,307	—

Operating income	4,284	11,603	50,021	51,731
Interest expense	1,929	3,485	10,704	15,076
Interest income	(325)	(303)	(1,309)	(1,211)
Other (income) expense, net	(378)	12	(567)	(182)

Income before income tax expense	3,058	8,409	41,193	38,048
Income tax expense	2,499	3,620	17,136	16,101

Net income	$559	$4,789	$24,057	$21,947

Basic net income per share	$0.01	$0.10	$0.49	$0.46
Shares used in computing income per basic share	50,062	48,586	49,405	48,184

Diluted net income per share	$0.01	$0.10	$0.48	$0.44
Shares used in computing income per diluted share	50,909	50,018	50,447	49,795

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	December 31,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$1,981	$49,144
Accounts receivable, net	179,058	163,608
Prepaid expenses and other current assets	19,697	16,374
Deferred income tax assets	18,749	19,052

Total current assets	219,485	248,178
Non-current assets:
Property and equipment, net	38,903	42,975
Intangible assets, net	23,194	30,352
Goodwill	561,002	485,101
Other assets	26,451	13,639

Total assets	$869,035	$820,245

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,900	$8,203
Accrued liabilities	7,936	8,664
Accrued compensation-related costs	72,639	69,751
Income tax payable	2,306	—
Term loan current	18,397	12,375
Other current liabilities	43,401	34,441

Total current liabilities	155,579	133,434
Non-current liabilities:
Deferred income tax liabilities	42,274	37,096
Other non-current liabilities	25,907	23,923
Bank debt non-current	33,695	—
Term loan non-current	150,859	207,000

Total non-current liabilities	252,735	268,019

Total liabilities	408,314	401,453

Stockholders’ equity:
Common stock	61	60
Additional paid-in capital	564,214	559,368
Treasury stock	(206,162)	(218,798)
Retained earnings	115,243	91,186
Accumulated other comprehensive loss	(12,635)	(13,024)

Total stockholders’ equity	460,721	418,792

Total liabilities and stockholders’ equity	$869,035	$820,245

Selected Data

Days sales outstanding, net (DSO)	81	78

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)
(Unaudited)

	For the quarters ended		For the years ended
	December 31,		December 31,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$559	$4,789	$24,057	$21,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,575	4,288	14,457	17,600
Depreciation expense - office consolidation	—	175	—	1,285
Amortization expense	3,442	2,947	12,368	13,014
Share-based compensation expense	1,979	1,468	6,755	7,478
Accretion of interest expense	324	194	944	887
Deferred income taxes	(3,874)	5,544	3,773	6,366
Allowance for doubtful accounts receivable	1,106	800	8,211	15,053
Intangible assets impairment	7,307	—	7,307	—
Changes in assets and liabilities:
Accounts receivable	(1,440)	20,919	(23,990)	(4,631)
Prepaid expenses and other assets	(5,647)	(2,264)	(16,146)	1,088
Accounts payable	310	2,151	2,742	(344)
Accrued liabilities	(119)	(228)	(110)	(989)
Accrued compensation-related costs	13,461	18,021	3,003	(3,305)
Income tax payable	4,673	(2,969)	2,371	1,063
Other liabilities	1,972	(1,587)	(3,974)	979

Net cash provided by operating activities	27,628	54,248	41,768	77,491

Cash flows from investing activities:
Purchases of property and equipment	(3,844)	(4,018)	(11,959)	(17,641)
Acquisitions of businesses, net of cash acquired	(28,500)	(11,000)	(62,370)	(12,875)
Payments of acquisition liabilities	(2,750)	(1,000)	(2,750)	(3,821)
Other, net	—	137	—	28

Net cash used in investing activities	(35,094)	(15,881)	(77,079)	(34,309)

Cash flows from financing activities:
Issuances of common stock	444	487	3,457	3,173
Payments of notes payable	—	—	—	(4,482)
Borrowings from banks, net of repayments	8,500	(2,217)	34,441	(12,313)
Payments of term loan	(4,599)	(562)	(50,119)	(2,250)
Other, net	(70)	(121)	494	(1,009)

Net cash provided by (used in) financing activities	4,275	(2,413)	(11,727)	(16,881)

Effect of exchange rate changes on cash	(211)	(152)	(125)	(291)

Net increase (decrease) in cash and cash equivalents	(3,402)	35,802	(47,163)	26,010
Cash and cash equivalents at beginning of the period	5,383	13,342	49,144	23,134

Cash and cash equivalents at end of the period	$1,981	$49,144	$1,981	$49,144

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in this press release. During 2009, the Company incurred significant severance expense as staffing levels were adjusted to market demand and Navigant executed its strategic refresh initiative involving the redeployment of certain resources. The Company also continues to be impacted by office consolidation costs and benefits due to its real estate initiatives including the impact of closing certain offices and changes in market conditions associated with expected sublease proceeds. During the quarter ended September 30, 2010, the Company recorded a non recurring benefit from a tax election related to certain of its foreign entities. During the quarter ended December 31, 2010, the Company recorded an impairment on its intangible assets relating to its International Consulting segment. Adjusted EBITDA and adjusted operating income excludes the impact of other operating costs (benefit) and severance, and adjusted earnings per share excludes the net income impact of other operating costs (benefit), severance and the non recurring benefit from a tax election related to certain of the Company’s foreign entities in all periods presented. Severance and other operating costs (benefit) are not considered to be non recurring, infrequent or unusual to the Company’s business, however, management believes providing investors with this information gives additional insights into Navigant’s operating performance. Although the intangible asset impairment previously discussed has not historically been as frequent as severance and office consolidation costs, we have substantial intangible assets which could become impaired in the future. While management believes that these non-GAAP financial measures are useful in evaluating Navigant’s operations, this information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure prepared in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted operating income
EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under GAAP. The Company believes EBITDA provides useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. Adjusted EBITDA and adjusted operating income excludes the impact of other operating costs (benefit) and severance as discussed above. This measure should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended December 31,		For the years ended December 31,
	2010	2009	2010	2009

EBITDA reconciliation:
Operating income	$4,284	$11,603	$50,021	$51,731
Depreciation	3,575	4,288	14,457	17,600
Accelerated depreciation - office consolidation	—	175	—	1,285
Amortization	3,442	2,947	12,368	13,014
Intangible assets impairment	7,307	—	7,307	—

EBITDA	$18,608	$19,013	$84,153	$83,630

Adjusted EBITDA and operating income excluding other operating costs (benefit) and severance expense, reconciliation to operating income:
Operating income	$4,284	$11,603	$50,021	$51,731
Other operating costs (benefit):
Office consolidation	—	2,305	(900)	8,810
Intangible assets impairment	7,307	—	7,307	—
Severance expense	2,593	4,305	5,819	10,197

Adjusted operating income to exclude other operating costs (benefit) and severance expense	$14,184	$18,213	$62,247	$70,738
Depreciation	3,575	4,288	14,457	17,600
Amortization	3,442	2,947	12,368	13,014

Adjusted EBITDA, excluding other operating costs (benefit) and severance expense	$21,201	$25,448	$89,072	$101,352

Adjusted earnings per share (adjusted to exclude the net income impact from other operating costs (benefit), severance expense and non recurring foreign tax elections)
The Company discloses adjusted earnings per share to exclude the net income impact from other operating costs (benefit), severance and non recurring foreign tax elections as discussed above. Management believes the adjusted earnings per share information provides additional insights into Navigant’s ongoing operating performance. This measure should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended December 31,		For the years ended December 31,
	2010	2009	2010	2009

Other operating costs (benefit) - office consolidation	$—	$2,305	$(900)	$8,810
Income tax (benefit) (1)	—	(930)	363	(3,553)

Net income impact of other operating costs (benefit) - office consolidation	$—	$1,375	$(537)	$5,257

Shares used in computing income per diluted share	50,909	50,018	50,447	49,795
Diluted income per share impact of other operating costs (benefit) - office consolidation	$—	$0.03	$(0.01)	$0.11

Other operating costs (benefit) - intangible assets impairment	$7,307	$—	$7,307	$—
Income tax (benefit) (1)	(1,991)	—	(1,991)	—

Net income impact of other operating costs (benefit) - intangible assets impairment	$5,316	$—	$5,316	$—

Shares used in computing income per diluted share	50,909	50,018	50,447	49,795

Diluted income per share impact of other operating costs (benefit) - intangible assets impairment	$0.10	$—	$0.11	$—

Severance expense	$2,593	$4,305	$5,819	$10,197
Income tax (benefit) (1)	(1,020)	(1,442)	(2,128)	(3,589)

Net income impact of severance expense	$1,573	$2,863	$3,691	$6,608

Shares used in computing income per diluted share	50,909	50,018	50,447	49,795
Diluted income per share impact of severance expense	$0.03	$0.06	$0.07	$0.13

Net income	$559	$4,789	$24,057	$21,947
Net income impact of other operating costs (benefit) - office consolidation	—	1,375	(537)	5,257
Net income impact of other operating costs (benefit) - intangible assets impairment	5,316	—	5,316	—
Net income impact of severance expense	1,573	2,863	3,691	6,608
Non recurring foreign tax elections	—	—	(1,751)	—

Adjusted net income, excluding the net income impact of other operating costs (benefit), severance expense and non recurring foreign tax elections	$7,448	$9,027	$30,776	$33,812

Shares used in computing income per diluted share	50,909	50,018	50,447	49,795
Adjusted earnings per share, excluding the net income impact of other operating costs (benefit), severance expense and non recurring foreign tax elections	$0.15	$0.18	$0.61	$0.68

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.